                                                                      EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share:



                                                                   For the Three Months
                                                                     Ended March 31,
                                                                 1998                1997
                                                                 ----                ----
Numerator:
     Net income                                                 $3,113,000         $2,829,000
                                                                ==========         ==========

Denominator:
     Denominator for basic earnings per share--
         weighted average shares outstanding                     6,450,281          6,068,488

     Effect of dilutive securities:
          Employee stock options                                    81,675             11,012
          Contingent stock - acquisition                             9,334                  0
                                                                     -----                  -

     Dilutive potential common shares                               91,009             11,012
                                                                    ------             ------

     Denominator for diluted earnings per share--
           Adjusted weighted-average shares and
           Assumed conversions                                   6,541,290          6,079,500
                                                                 =========          =========

Basic earnings per share                                           $  0.48            $  0.47
                                                                   =======            =======

Diluted earnings per share                                         $  0.48            $  0.47
                                                                   =======            =======